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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated February 17, 1995 on the financial statements of Occu-Care, Inc. and affiliates and to all references to our firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Atlanta, Georgia

July 10, 1996